Exhibit 99.1

Natural Health Trends Reports First Quarter 2025 Financial Results

–	Sales decreased 2% year-over-year during the first quarter of 2025, attributable to promotional calendar differences
–	Generated cash flows from operations of $484,000 during the first quarter of 2025
–	Declared a quarterly cash dividend of $0.20 per share

LOS ANGELES – April 30, 2025 – Natural Health Trends Corp. (NASDAQ: NHTC), a leading direct-selling and e-commerce company that markets premium quality personal care, wellness and “quality of life” products under the NHT Global brand, today announced its financial results for the quarter ended March 31, 2025.

First Quarter 2025 Financial Highlights

•	Revenue of $10.7 million decreased 2% compared to $11.0 million in the first quarter of 2024.

•	Operating loss was $345,000 compared to $365,000 in the first quarter of 2024.

•	Net income was $122,000, or $0.01 per diluted share, compared to $188,000, or $0.02 per diluted share, in the first quarter of 2024.

•	The number of Active Members[1] was down 2% to 30,180 at March 31, 2025 compared to 30,870 at December 31, 2024, and decreased 5% compared to 31,620 at March 31, 2024.

[1]	Natural Health Trends defines Active Members as those that have placed at least one product order with the Company during the preceding twelve-month period.

Management Commentary

"The 2% year-over-year revenue decrease was attributable to the timing of our incentive and promotional calendar between the two periods. However, we managed to sequentially increase orders taken by 9% over the fourth quarter of 2024, demonstrating sustained strong interest for our products and the value we provide to our customers,” commented Chris Sharng, President of Natural Health Trends Corp.

Mr. Sharng continued, “While the ever-evolving trade war is difficult to gauge, with the support of our product partners, we are actively working to align manufacturing closer to our key markets, shorten supply chains, and simplify logistics to weather the uncertainty and improve our long-term efficiency. Above all, our commitment to our members remains steadfast, and we will continue to deliver exceptional service and high-quality products to improve both their personal and financial well-being now and into the future."

Balance Sheet and Cash Flow

•	Net cash provided by operating activities was $484,000 in the first three months of 2025 compared to $549,000 in the first three months of 2024.
•	Total cash, cash equivalents and marketable securities were $41.9 million at March 31, 2025, down from $43.9 million at December 31, 2024.
•

On April 28, 2025, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 on each share of common stock outstanding. The dividend will be payable on May 23, 2025 to stockholders of record as of May 13, 2025.

First Quarter 2025 Financial Results Conference Call

Management will host a conference call to discuss the first quarter 2025 financial results today, Wednesday, April 30, 2025 at 11:30 a.m. Eastern Time. The conference call details are as follows:

Date:	Wednesday, April 30, 2025
Time:	11:30 a.m. Eastern Time / 8:30 a.m. Pacific Time
Dial-in:	1-877-407-0789 (Domestic) 1-201-689-8562 (International)
Conference ID:	13752084
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1710105&tp_key=bcf30b6d42

For those unable to participate during the live broadcast, a replay of the call will also be available from 2:30 p.m. Eastern Time on April 30, 2025 through 11:59 p.m. Eastern Time on May 14, 2025 by dialing 1-844-512-2921 (domestic) and 1-412-317-6671 (international) and referencing the replay pin number: 13752084.

About Natural Health Trends Corp.

Natural Health Trends Corp. (NASDAQ: NHTC) is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, the Americas, and Europe. The Company markets premium quality personal care products under the NHT Global brand. Additional information can be found on the Company’s website at www.naturalhealthtrendscorp.com.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this press release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption “Risk Factors” in Natural Health Trends Corp.’s Annual Report on Form 10-K filed on February 21, 2025 with the Securities and Exchange Commission (SEC), as well as in subsequent reports filed this year with the SEC. The Company assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

CONTACT:

Scott Davidson

Senior Vice President and Chief Financial Officer

Natural Health Trends Corp.

Tel (U.S.): 310-541-0888

investor.relations@nhtglobal.com

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$21,688	$13,533
Marketable securities	20,210	30,407
Inventories	2,815	3,272
Other current assets	4,093	3,771
Total current assets	48,806	50,983
Property and equipment, net	176	190
Operating lease right-of-use assets	2,353	2,498
Restricted cash	34	34
Deferred tax asset	385	382
Other assets	1,425	1,272
Total assets	$53,179	$55,359
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$968	$895
Income taxes payable	4,915	4,908
Accrued commissions	1,826	2,021
Other accrued expenses	1,180	1,425
Deferred revenue	6,921	6,428
Amounts held in eWallets	3,296	3,286
Operating lease liabilities	1,115	1,127
Other current liabilities	522	709
Total current liabilities	20,743	20,799
Deferred tax liability	173	174
Operating lease liabilities	1,381	1,514
Total liabilities	22,297	22,487
Stockholders’ equity:
Preferred stock	—	—
Common stock	13	13
Additional paid-in capital	84,935	84,901
Accumulated deficit	(28,525)	(26,344)
Accumulated other comprehensive loss	(1,144)	(1,301)
Treasury stock, at cost	(24,397)	(24,397)
Total stockholders’ equity	30,882	32,872
Total liabilities and stockholders’ equity	$53,179	$55,359

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share data)

	Three Months Ended March 31,
	2025	2024
Net sales	$10,737	$10,951
Cost of sales	2,832	2,912
Gross profit	7,905	8,039
Operating expenses:
Commissions expense	4,488	4,486
Selling, general and administrative expenses	3,762	3,918
Total operating expenses	8,250	8,404
Loss from operations	(345)	(365)
Other income, net	465	563
Income before income taxes	120	198
Income tax provision (benefit)	(2)	10
Net income	$122	$188
Net income per common share:
Basic	$0.01	$0.02
Diluted	$0.01	$0.02
Weighted average common shares outstanding:
Basic	11,486	11,456
Diluted	11,491	11,474

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	Three Months Ended March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$122	$188
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30	35
Net accretion of marketable securities	(113)	—
Share-based compensation	34	37
Noncash lease expense	275	272
Deferred income taxes	(2)	(32)
Changes in assets and liabilities:
Inventories	465	(640)
Other current assets	182	189
Other assets	(154)	(101)
Accounts payable	73	(239)
Income taxes payable	7	42
Accrued commissions	(214)	212
Other accrued expenses	(259)	191
Deferred revenue	501	1,029
Amounts held in eWallets	12	(208)
Operating lease liabilities	(281)	(284)
Other current liabilities	(194)	(142)
Net cash provided by operating activities	484	549
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(16)	(11)
Purchases of marketable securities	(17,378)	(28,514)
Proceeds from maturities of marketable securities	27,365	—
Net cash provided by (used in) investing activities	9,971	(28,525)
CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(2,303)	(2,303)
Net cash used in financing activities	(2,303)	(2,303)
Effect of exchange rates on cash, cash equivalents and restricted cash	3	(76)
Net increase (decrease) in cash, cash equivalents and restricted cash	8,155	(30,355)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	13,567	56,217
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$21,722	$25,862
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Right-of-use assets obtained in exchange for operating lease liabilities	$79	$251